================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 8, 2002

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                     1-9210                 95-4035997
  (State or other jurisdiction        (Commission            (I.R.S. Employer
        of incorporation)             File Number)         Identification No.)


           10889 WILSHIRE BOULEVARD
            LOS ANGELES, CALIFORNIA                                  90024
    (Address of principal executive offices)                      (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


================================================================================

Item 9.  Regulation FD Disclosure
------   ------------------------

     The following is a presentation made by Dr. Ray R. Irani, Chairman and Chief Executive Officer of Occidental Petroleum Corporation, at the Goldman Sachs Global Energy Conference 2002.

--------------------------------------------------------------------------------

                             MIDDLE EAST OIL & GAS
                            INVESTMENT OPPORTUNITIES

                                DR. RAY R. IRANI
                       Chairman & Chief Executive Officer
                        Occidental Petroleum Corporation

                                  GOLDMAN SACHS
                          Global Energy Conference 2002

New York, New York
January 8, 2002

--------------------------------------------------------------------------------


     Good morning. It's a pleasure to be here at the Goldman Sachs Global Energy Conference 2002.

     I'm especially pleased to be back in New York. The spirit and resilience of New Yorkers in overcoming adversity since September 11th is an inspiration to all Americans and has reminded us of the enduring qualities that have made this nation great. New York has long been a beacon to millions of immigrants who have passed through its gates on their way to making the American dream a reality.

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New Uncertainties & Opportunities

o  New political & economic uncertainties
   -  Concerns of weakening US ties to key Middle East allies
   -  Dependency of world's democracies on Middle East Oil
o  New opportunities for stronger US-Middle East ties
   -  Acceleration of regional privatization trend
   -  More foreign investment opportunities in oil & gas sector

--------------------------------------------------------------------------------


     As Americans rally to the cause of freedom, media pundits are telling us that the world we knew has been replaced by a new set of political and economic uncertainties - those unleashed by the twin fears of terrorism and recession. Underlying these uncertainties are concerns that US ties to key Middle East allies have weakened. These concerns are accentuated by the dependency of the world's industrial democracies on Middle East oil to fuel the expansion of their economies.

     Far from driving a wedge between the US and its Middle East allies, the antiterrorism coalition has the potential to establish new common ground that will forge even stronger ties. This could accelerate the regional trend toward privatization and lead to more foreign investment opportunities in the region's energy sector. It's obviously too early to know whether this will be realized. However, in the short run, the fallout from the September 11th attacks has added to the complexity of the energy environment. This has given rise to renewed concerns about energy security in the US.

--------------------------------------------------------------------------------

Economic Uncertainty & Volatility

o  Downward economic trends apparent before September 11
   -  Energy prices showing increased volatility
   -  Price cycles shortening
o Despite geopolitical uncertainties Middle East will remain a focal point of US policy
   -  US reliance on oil imports will continue
   -  Middle East oil producers' reliance on oil exports will continue

--------------------------------------------------------------------------------


     The acceleration of downward economic trends apparent before September 11th has accelerated the drop in energy demand and prices, and threatens to increase social tensions in oil-reliant countries in the Middle East. Energy prices have become more volatile and price uncertainty has become more pronounced as price cycles appear to be shortening, with sharper distinctions between peaks and troughs. These factors, coupled with escalating violence between Israelis and Palestinians, have given rise to a pessimistic outlook among some observers about US relations with key regional players.

     Despite geopolitical uncertainties caused by terrorism and global recession, one thing is certain. The Middle East, particularly the region's major energy producers, will remain a focal point of US policy. The US needs the oil, and the oil producing states need the revenue from oil exports. Despite Washington's renewed interest in energy self-sufficiency, there is virtually no chance of this happening in the foreseeable future.

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US/Middle East - Oil Dependent

o  US is world's largest oil consumer & most mature oil producing region
o  Middle East has world's largest oil reserves
   -  Low cost producer
   -  Large areas of Middle East are unexplored or under-explored

--------------------------------------------------------------------------------


     The US is the largest consumer of crude oil and accounts for 25-percent of global crude oil consumption, yet it has only 3-percent of the world's proven reserves. The US currently relies on imports for 60-percent of its crude oil. There is nothing the US can do to significantly reduce its reliance on imported oil in the foreseeable future. Not only is the US the world's most mature oil producing region, but production costs also are high - especially in comparison to Middle East production costs.

     The Middle East holds the world's largest oil reserves with almost 700 billion barrels of proven reserves. That's approximately two-thirds of the world's proven reserves. Large areas of the Middle East are either unexplored or under-explored.

--------------------------------------------------------------------------------

Other Ties - Security & Trade

o  Key oil producing countries need US security umbrella
o  Middle East countries are important US trading partners
o  Key policy differences between US & Middle East allies
   -  Mutual dependency far outweighs differences

--------------------------------------------------------------------------------


     Another factor in this equation is that key oil producing countries like Kuwait and Saudi Arabia depend on the security umbrella provided by the US. This was clearly evident during the Gulf War. In addition, good relations with the US help stimulate investment that supports regional economic diversification and job creation initiatives. Many Middle East countries also are important trading partners of the US. Unquestionably, there are key policy differences between the US and its friends in the region - and these disagreements often make headline news.

     Such disagreements are not unusual. For example, the US and its closest ally, the UK, have a history of disagreements - even during wartime. These disagreements do not threaten the foundation of the relationship because of the overwhelming mutual interests binding the two nations together. Likewise, the mutual dependency of the US and key Middle East oil producers far outweigh any differences.

--------------------------------------------------------------------------------

New Investment Opportunities

o  Before September 11 foreign investment climate improving
   -  Saudi Arabia opening natural gas sector to foreign investment
   -  Oman, Qatar & United Arab Emirates launching new gas projects
   -  Large & promising tracts in Yemen remain unexplored

--------------------------------------------------------------------------------


     Before September 11th, a series of important developments had already begun reshaping the foreign investment climate in the Middle East - particularly the regional trend toward privatization. Saudi Arabia, for example, opened its natural gas sector to foreign investment as part of a broad infrastructure development project that will help diversify the Kingdom's economy and create new jobs. Participants in the gas initiative are currently engaged in an advanced stage of negotiations with Saudi officials.

     Oman, Qatar and the United Arab Emirates also are collaborating with foreign investors to launch new natural gas projects. Large, promising tracts in Yemen remain unexplored, and the Yemeni government is eager to attract new investment in the oil sector. The success of these various initiatives will have a significant impact on structural changes driving regional economic diversification initiatives.

--------------------------------------------------------------------------------

Oxy - Long History in Middle East

o Occidental operating in Middle East since making giant discoveries in Libya in 1960's
   -  Current operations in Yemen, Qatar & Oman
   -  Beginning long-term gas project in Saudi Arabia
   -  Excellent relations throughout Middle East

--------------------------------------------------------------------------------


     Occidental has been operating successfully in the Middle East since our discovery of giant oil deposits in Libya in the 1960s. Since then, we've developed projects in Yemen, Qatar and Oman. We're now beginning an historic, long-term project in Saudi Arabia. Earlier this year we established a business development office in Dubai to pursue other regional projects including investment opportunities in the UAE and Kuwait.

     Occidental has established excellent relations at the highest levels of government throughout the Middle East. We've developed a reputation as a creative partner who combines technical skills with cultural sensitivities to create value in the energy sector for the host countries. We believe our Middle East relationships have never been stronger.

--------------------------------------------------------------------------------

Middle East Opportunities

o  Occidental overview
o  Restructuring
o  Middle East growth initiatives

--------------------------------------------------------------------------------


     Today I'm going to focus on the opportunities we see in the Middle East. But first I'd like to give you an overview of Occidental, the results we've achieved from restructuring our operations, and how restructuring is impacting our growth Middle East initiatives.

--------------------------------------------------------------------------------

Occidental - Oil & Gas Overview

o  One of world's largest E&P companies
   -  2001 production
      o  475,000 BOE/Day.......Oil =77%
         -  60% of oil produced in US
         -  92% of natural gas produced in US
   -  2001 yearend proven reserves - preliminary
      o  2.23 Billion BOE
         -  75% of oil in US
         -  95% of gas in US

--------------------------------------------------------------------------------


     Today, Occidental is one of the world's largest independent oil and natural gas exploration and production companies. In 2001, our oil and gas production averaged about 475,000 barrels of oil equivalent per day, with oil making up 77-percent of the total. Nearly 60-percent of our oil and 92-percent of our gas came from domestic operations. Our proven reserves are in the neighborhood of
2.23 billion barrels of oil equivalent. Our domestic operations account for 75-percent of our worldwide proven oil reserves and 95-percent of our natural gas reserves.

--------------------------------------------------------------------------------

Occidental - Chemicals Overview

o  Leading North American chemical producer
   -  Chlorine and caustic soda
   -  Specialty products
   -  Partnerships
      o  Petrochemicals
      o  Polyvinyl chloride

--------------------------------------------------------------------------------


     Occidental also is a major chemicals manufacturer. Our chemical subsidiary, OxyChem, is a leading North American producer of basic chemicals such as chlorine and caustic soda, as well as certain specialty products. OxyChem also has investments in two partnerships, one of which is a major petrochemicals producer and the other is a leading manufacturer of polyvinyl chloride.

     The performance of our chemicals business is tied to the health of the economy. In the current market, the downturn in the economy has depressed chemical margins and profitability. However, even in a down year like 2001, our chemicals business generates positive cash flow.

--------------------------------------------------------------------------------

Occidental Oil & Gas

o  2001
   -  90% of total income & cash flow
   -  90% of total capital expenditures ($1.4 billion)
o  2002
   -  90% of total capital expenditures

--------------------------------------------------------------------------------


     While our chemical operations are large in their own right, chemicals represent a small part of the overall company. In 2001, our oil and gas operations accounted for approximately 90-percent of our total income and cash flow and 90-percent of our total capital expenditures of $1.4 billion.

     The ratio of our 2002 capital expenditures between oil and gas and chemicals will remain roughly the same as last year. Considering our emphasis on growing our oil and gas business, chemicals will become an increasingly smaller part of our total business. Occidental's future will be shaped by our success in expanding our oil and gas business.

--------------------------------------------------------------------------------

Occidental - Restructuring

o  1997 - present
o  Sharper geographic focus
o  Stronger asset mix
o  Improved earnings power
o  Stronger balance sheet

--------------------------------------------------------------------------------


     In 1997, we began reshaping our future by implementing a major restructuring program. As a result, Occidental Petroleum is a much stronger company today. We are more focused geographically - and we have a stronger mix of assets, improved earnings power and a stronger balance sheet.

     Much of our increased strength is due to the good timing of our restructuring. Our emphasis on strengthening our oil and gas operations put us in an excellent position to maximize the benefits from strong energy prices.

--------------------------------------------------------------------------------

Overall Business Strategy

o  Focus on large, "legacy" oil and gas assets with growth potential

o  Maintain strong balance sheet

o  Harvest cash from chemicals

--------------------------------------------------------------------------------


     Our overall business strategy focuses on large, long-lived, cost-competitive "legacy" oil and natural gas assets in three core areas - the US, the Middle East and Latin America. Occidental is the largest oil producer and second largest gas producer in Texas and the largest gas producer in California.

     Another key factor in our strategy is maintaining a strong balance sheet - and we're doing that.

     The role the company's chemical sector plays in our overall strategy is to generate cash to fund high return growth opportunities in the E & P business.

--------------------------------------------------------------------------------

Oil & Gas Growth Strategy

o  Three-part strategy - no single part dominates
   -  Exploration
      o  Concentrating on opportunities in core areas
   -  Seek EOR projects with superior returns
   - Acquire assets with upside potential at attractive prices & divest assets with limited earnings potential

--------------------------------------------------------------------------------


     Our oil and gas business strategy has three parts, each of which plays an important role:

     o We will continue to focus on adding commercial reserves in and around our core areas through the drill bit.

     o We will pursue opportunities with host governments in our core areas to enhance the development of mature fields with large volumes of remaining oil in place.

     o Finally, we will maintain our disciplined approach in buying and selling assets at the right time - and at attractive prices.

     The successful implementation of our strategy relies on a business model that is both flexible and durable.

--------------------------------------------------------------------------------

1999 Profitability/BOE*

       [the following is a tabular representation of graphical materials]

                $/BOE

OXY             5.30
APA             4.55
APC             3.98
BP              3.88
COC             3.73
XOM             3.53
KMG             3.48
CHV             3.03
MRO             2.92
P               2.91
AHC             2.72
TX              2.22
UCL             1.68
BR              0.88

* Exploration and production income (per FAS 69 format) after taxes and before interest expense

--------------------------------------------------------------------------------


     The success of our strategy is evident in the industry-leading position we've achieved in operating profits per barrel. Based on public data, we moved from well back in the pack to become the industry leader in profitability per barrel in 1999.

--------------------------------------------------------------------------------

2000 Profitability/BOE*

       [the following is a tabular representation of graphical materials]

                $/BOE

OXY             11.30
APC              9.06
APA              8.92
KMG              8.76
BP               7.94
CHV              7.50
XOM              7.04
COC              7.00
TX               6.83
AHC              6.44
P                6.42
MRO              6.11
UCL              5.70
BR               5.23

* Exploration and production income (per FAS 69 format) after taxes and before interest expense. The Marathon (MRO) results exclude a non-cash charge of approximately $900 million.

--------------------------------------------------------------------------------


     In 2000, we repeated our previous year's success by once again achieving the highest profitability per barrel among our competitors.

--------------------------------------------------------------------------------

2001 Profitability/BOE*

       [the following is a tabular representation of graphical materials]

                              First Three Quarters
                $/BOE

OXY             17.66  (includes 3.84 representing California Gas Premium)
EOG             14.04
APA             13.44
APC             12.66
XOM             11.97
KMG             11.89
BP              11.83
MRO             11.79
DVN             11.63
P               11.35
BR              10.93
COC             10.70
UCL             10.26
AHC             10.22
CHX              9.17

* Exploration and production income before U.S. income taxes and before interest expense

--------------------------------------------------------------------------------


     We retained our leadership position in profitability per barrel through the third quarter of 2001 thanks, in part, to premium prices being paid for California gas production. The premium disappeared by the end of the third quarter.

--------------------------------------------------------------------------------

Acquisition Results

   Elk Hills Acquisition (2/8/98)              Altura Acquisition (4/19/00)
        Price = $3.5 Billion                       Price = $3.6 Billion
   ------------------------------             ------------------------------
   Free Cash Flow (After Capital)             Free Cash Flow (After Capital)
         (2/8/98 - 9/30/01)                         (4/19/00 - 9/30/01)
            $2.38 Billion                              $1.17 Billion


                          THUMS Acquisition (4/28/00)
                              Price = $110 Million
                         ------------------------------
                         Free Cash Flow (After Capital)
                               (4/28/00 - 9/30/01)
                                  $123 Million

--------------------------------------------------------------------------------


     Our overall performance over the past three years was due largely to strategic acquisitions, beginning with the 1998 acquisition of the Elk Hills oil and gas field in California. Elk Hills is one of the top ten oil and gas fields in the US and the largest source of gas in California. The $3.5 billion Elk Hills acquisition was followed in April 2000 by our purchases of Altura Energy in Texas for $3.6 billion and the much smaller THUMS property in Long Beach for $110 million.

     At the end of 2000, these three assets made up 67-percent of our worldwide proven oil reserves and 53-percent of our proven gas reserves. On a barrel of oil equivalent basis, they accounted for 65-percent of our worldwide reserves. In 2001, the combined production from these assets averaged approximately 285,000 barrels of oil equivalent per day. That represents 60-percent of our total worldwide production.

     We've recovered $2.4 billion, or 60-percent, of the Elk Hills purchase price. We've also recouped nearly 30-percent of the acquisition price we paid for Altura. These are excellent results, but not as good as the results from the THUMS acquisition. We recovered the entire purchase price for THUMS in fourteen months.

--------------------------------------------------------------------------------

Total Debt

       [the following is a tabular representation of graphical materials]

                                   $ Millions

                                                                       Pro-Forma
                              12/31/97      12/31/98      12/31/99    Post Altura     12/31/00      9/30/01
                            -----------   -----------   -----------   -----------   -----------   -----------
Oxy Public Debt                   4,965         5,402         4,372         5,766         3,541         3,506
Other Recourse Debt               1,361           776         1,076         1,009           915           811
Permian Non-recourse Debt                                                   2,400         1,900           700
                            -----------   -----------   -----------   -----------   -----------   -----------
Total                             6,326         6,178         5,448         9,175         6,356         5,017

--------------------------------------------------------------------------------


     We took full advantage of our rising production profile and high oil and gas prices over an eighteen month period in 2000 and 2001 to reduce our total debt. The Altura purchase increased our pro-forma debt to nearly $9.2 billion in April 2000. By the end of last year's third quarter, our debt had been lowered to $5 billion. That's $1.3 billion below the yearend total in 1997.

     Let me put this in perspective. From the end of 1997 through the third quarter 2001, we assumed $7.2 billion in acquisition costs, continued to fund our capital program at an appropriate level, paid an annual dividend of one dollar per share and still managed to reduce our total debt by more than 20-percent.

--------------------------------------------------------------------------------

Debt/Capitalization Ratio

       [the following is a tabular representation of graphical materials]

12/31/1997                      67%
12/31/1998                      66%
12/31/1999                      61%
Pro Forma Post Altura           71%
12/31/2000                      57%
9/30/2001                       46%

--------------------------------------------------------------------------------


     Our debt to capitalization ratio was 46-percent at the end of September - the lowest level in nearly twenty years.

     I also want to emphasize that our total debt calculation includes long-term debt, including current maturities, as well as non-recourse debt, current and non-current gas sale obligations and Trust Preferred Securities.

--------------------------------------------------------------------------------

Interest & Preferred Dividends

       [the following is a tabular representation of graphical materials]

                                   $ Millions

                                                                                                               3 Qtr 01
                                   1995         1996         1997         1998         1999         2000      Annualized
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Oxy Public Debt                        540          451          407          451          468          368          300
Permian Non-recourse Debt                                                                               118           52
Preferred Dividends                     93           93           88           17            7
Capital Trust Preferred                                                                     41           40           40
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Total                                  633          544          495          468          516          526          392

--------------------------------------------------------------------------------


     As a result of our debt reduction, interest expense and preferred dividends were lowered from $500 million in 1997 to an annualized rate of $392 million by the fourth quarter in 2001. Lower debt and interest levels strengthen our balance sheet and improve our earnings and cash flow.

--------------------------------------------------------------------------------

Return On Equity

                                Ten - Year Trend
                                      (%)

                    Average - Years                     Annual       Est.
       ------------------------------------------       ------       ----
       10 Yrs       7 Yrs       5 Yrs       3 Yrs        2000        2001
       ------       -----       -----       -----        ----        ----
         10.4        16.0        15.4        26.6        37.9        25.9


     * Results are based on reported earnings through 2000 and First Call's average earnings estimate of $3.71 per share for 2001. (For illustration purposes only.)

--------------------------------------------------------------------------------


     Our return on equity and capital employed also have improved. The return on equity you see here shows gradual improvement over the last ten years, but the improvements since we began restructuring in 1997 are much greater.

--------------------------------------------------------------------------------

Return on Capital Employed

                                Ten - Year Trend
                                      (%)

                    Average - Years                     Annual       Est.
       ------------------------------------------       ------       ----
       10 Yrs       7 Yrs       5 Yrs       3 Yrs        2000        2001
       ------       -----       -----       -----        ----        ----
          7.7         9.7        10.0        14.8        19.0        15.2


     * Results are based on reported earnings through 2000 and First Call's average earnings estimate of $3.71 per share for 2001. (For illustration purposes only.)

--------------------------------------------------------------------------------


     Our return on capital also has improved steadily since the restructuring. We will continue striving for improvement in our returns in all our investment decisions.

--------------------------------------------------------------------------------

Middle East - Oxy Interests

                              [map of Middle East]

--------------------------------------------------------------------------------


     Now let's look at Occidental's projects in the Middle East.

     We have one of the strongest positions in the Middle East of any company our size. Occidental has operations in Oman, Qatar, Yemen and Saudi Arabia which are shown in yellow. We also are pursuing new business opportunities in the United Arab Emirates and Kuwait, shown in green.

     Our total net oil production in Oman, Qatar and Yemen is currently averaging about 90,000 barrels per day. This represents about 25-percent of our worldwide oil production. We're continuing to build on our strong foundation in these three countries as we compete for new opportunities in the region. Large core assets in the US and a strong balance sheet provide Occidental with a sound platform for new growth in the Middle East.

--------------------------------------------------------------------------------

Middle East - Saudi Arabia

                              [map of Middle East]

--------------------------------------------------------------------------------


     Last year, Occidental was one of eight western oil companies to win a stake in Saudi Arabia's Natural Gas Initiative. This is the first time the Kingdom has opened its doors to foreign investment in its energy sector since the 1970s. Saudi Arabia is the world's biggest hydrocarbon province with the world's largest oil reserves and fourth largest natural gas reserves. On June 3rd, 2001, I joined the CEOs of the other companies to sign preliminary agreements for the three huge projects comprising this initiative.

     The Saudi leadership expects the partnership to be a rewarding experience for all participants and lead to other investment opportunities. I'd like to show you why we're enthusiastic about our prospects for future growth in the Middle East - especially in the Arabian Peninsula.

--------------------------------------------------------------------------------

Middle East - Arabian Peninsula

                           [map of Arabian Peninsula]

--------------------------------------------------------------------------------


     The Arabian Peninsula is the world's largest hydrocarbon province in terms of proved reserves - and large areas of the Peninsula remain unexplored or under-explored.

     All of Occidental's interests in Saudi Arabia and Yemen are in under-explored areas.

--------------------------------------------------------------------------------

Saudi Arabia - Core Venture 2

o  Core Venture 2 (Red Sea Venture)
   -  Occidental has 20% interest
   -  ExxonMobil is lead partner with 60% interest
   -  Marathon has 20% interest
o  Project overview
   -  Develop Midyan & Barqan gas fields
   -  Construct processing & pipeline facilities
   -  Build one power plant & water desalination unit
   -  Evaluate potential for petrochemical plant

--------------------------------------------------------------------------------


     In Saudi Arabia, Occidental has a 20-percent interest in the Core Venture 2 consortium, which will be investing in the Red Sea area to develop the Kingdom's natural gas reserves for the rapidly growing domestic market. ExxonMobil is the lead partner with a 60-percent interest and Marathon holds the remaining 20-percent stake.

     The Red Sea venture involves development of discovered gas from the Midyan and Barqan fields in the northwest part of the Kingdom, and construction of related gas processing and pipeline facilities. The consortium expects to build at least one power plant and a water desalination unit, as well as evaluate the potential for a petrochemical plant.

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Saudi Arabia - Core Venture 2

o  Exploration in Blocks                        [map of Saudi Arabia]
   40-49
   -  Exploration success
      will lead to other
      investment options
      o  Power generation
      o  Water desalination
      o  Petrochemicals
o  Project offers attractive
   returns on investment &
   stronger presence in
   key core area

--------------------------------------------------------------------------------


     The project also calls for onshore and offshore exploration in Blocks 40 to 49 located in and along the Red Sea. Exploration success in these blocks will lay the foundation for additional investment opportunities in power generation, water desalination and petrochemicals in the western part of the Kingdom.

     The Saudis also have emphasized that participation in the Natural Gas Initiative will open the door for other projects in the Kingdom. For Occidental, participation in the Red Sea project means an attractive return on investment, a stronger presence in one of our core areas and the potential for new projects.

--------------------------------------------------------------------------------

Oman

                                 [map of Oman]

--------------------------------------------------------------------------------


     Our Oman business centers on our 300-million barrel discovery in Block 9. Since discovery of the Safah field, our geoscientists and engineers have continued adding recoverable reserves in the Block. Occidental has produced more than 150 million gross barrels from the Block, most of it from Safah. Net production to Occidental is currently averaging 10,000 barrels of oil per day, and we hope to expand our Oman business over the next few years.

     In developing these fields, Occidental used multi-lateral horizontal wells to increase production and recovery rates. Horizontal drilling improves production rates and minimizes the number of wells needed. Today, 60-percent of Occidental's production in Oman relies on horizontal wells. One 5,000 foot horizontal section was the longest ever drilled in the Middle East.

     In June 1998, we signed a contract for a 100-percent working interest to explore Block 27. Exploratory activities are currently underway. Seismic studies have identified potential oil and natural gas prospects. And like Saudi Arabia, Oman has a growing domestic market for gas to support industrial development and power generation.

--------------------------------------------------------------------------------

Qatar

o  ISND contract awarded                        [map of Qatar]
   in 1994
   -  Reversed production
      drop from below
      20,000 barrels/day to
      138,000 barrels
o  ISND success leads to
   new opportunities
o  South Dome contract
   awarded in 1998
   -  South Dome being
      developed as North
      Dome satellite
o  Combined net
   production is 42,000
   barrels/day

--------------------------------------------------------------------------------


     In Qatar, we successfully reversed 25 years of declining production in the Idd el Shargi North Dome field by applying new waterflooding and reservoir characterization techniques. When Occidental took over the operation of the North Dome field in 1994, production had fallen from a peak of 50,000 barrels per day in 1970 to below 20,000 barrels. By introducing advanced drilling systems and new technologies, gross production increase to more than 100,000 barrels per day, peaking at 138,000 barrels.

     By nearly tripling previous peak production, Occidental established a reputation as one of the world's leading companies in enhancing recovery from mature fields. Our success at North Dome opened the door to new opportunities in Qatar and other parts of the Middle East.

     In 1998, the Qatari government awarded Occidental a production sharing contract to develop the Idd El Shargi South Dome field, located 15 miles from North Dome. Occidental is developing South Dome as a satellite field to optimize the capital efficiency of the two projects. Combined production from the two fields is currently about 42,000 barrels per day, net to Occidental.

--------------------------------------------------------------------------------

Qatar

o  Implemented innovative                       [photo]
   ISND waterflood
   -  Projected recovery of
      additional 110 million gross
      barrels
      o  Oxy net is 42 million
o  Evaluating 2nd generation
   re-development project
   -  Potential recovery of
      additional 200 million gross
      barrels
o  Evaluating exploration
   opportunities
   -  Submitted bid on Block 10

--------------------------------------------------------------------------------


     Occidental also has implemented an innovative waterflood program in the North Dome's Shuaiba Reservoir. The new waterflood project is expected to result in the recovery of an additional 110 million gross barrels of the remaining oil in place. Occidental's share of the incremental reserves is 42 million barrels. We are currently evaluating a second-generation re-development project that has the potential of recovering an additional 200 million barrels.

     We also are pursuing new exploration opportunities in Qatar. We recently submitted a bid for Block 10, which is adjacent to the billion-barrel Al Shaheen Field ... and we're evaluating other exploration blocks.

--------------------------------------------------------------------------------

Yemen

                                 [map of Yemen]

--------------------------------------------------------------------------------


     In Yemen - like Oman - we've grown though the drill bit. Occidental holds a 38-percent interest in 230,000 barrels per day of production from the billion-barrel Masila field in Block 14. Masila was one of the world's largest oil discoveries in the 1990s. Each year since its discovery, Masila's recoverable reserves and production have increased steadily. Today, Masila accounts for more than half of Yemen's total production.

     Occidental also holds a 20-percent interest in the East Shabwa field in Block 10 that is currently producing 27,000 gross barrels of oil per day.

--------------------------------------------------------------------------------

Yemen

                                 [map of Yemen]

--------------------------------------------------------------------------------


     In addition to our producing interests in Blocks 10 and 14, we have secured interests in seven exploration blocks, encompassing nearly 15 million acres. We are the operator of Blocks 20 and 44 and have interests in 5 blocks along the border with Saudi Arabia. Our combined interests in these blocks gives us access to nearly 25-percent of the land mass of the entire country.

     Occidental has a 75-percent working interest in Block 44 located in the Hadramaut province in central Yemen. Our geoscientists targeted Block 44 because it's on trend with the East Shabwa and Masila fields.

     Occidental also holds a 50-percent working interest in Block 20 in the central part of the country. Like Block 44, Block 20 is in the midst of a hydrocarbon province where more than a billion barrels of oil and three trillion cubic feet of gas have been discovered.

     We have a 40-percent working interest in Blocks 11, 12, 36, 54 and 59 in northeastern Yemen along the border with Saudi Arabia. These blocks are located in the largely under-explored southern portion of the Rub al Khali desert. The remoteness of the area and the high sand dunes that characterize the topography have made it very difficult to gather high quality seismic data.

--------------------------------------------------------------------------------

Yemen

o  Applying state-of-the-art                    [photo]
   technology to identify
   prospects
o  Completed 3-D seismic in
   Block 20
   -  Plans to begin drilling 2
      wells in November
o  Beginning 3-D seismic in
   Block 44
o  Completed seismic analysis
   in Block 59
   -  Beginning test well in
      January
o  Planning to drill Masila & E.
   Shabwa step-out wells

--------------------------------------------------------------------------------


     Such challenges offer our geoscientists abundant opportunities to apply their technical skills. They're applying state-of-the-art technology to obtain the data which they hope will identify multiple high potential prospects.

     Last year we completed a 3-D seismic program in Block 20. Preliminary analysis of these data was completed, and plans are under way to begin drilling two exploratory wells in Block 20 next November.

     A 3-D seismic acquisition program will begin shortly in Block 44.

     Analysis of seismic data for Block 59 along the Saudi border has been completed and a test well is scheduled to begin drilling this month.

     We also will be drilling a series of step-out wells in Masila and East Shabwa to add additional reserves. We expect to be very active in Yemen this year.

--------------------------------------------------------------------------------

Abu Dhabi - Dolphin Project

[map of Dolphin project]                        o  Dolphin Project
                                                   -  25-year project
                                                      between UAE &
                                                      Qatar
                                                   -  Deliver 2 Bcf/day
                                                      of gas from
                                                      Qatar's North
                                                      Field to UAE
                                                   -  Construct 210-
                                                      mile pipeline

--------------------------------------------------------------------------------


     Now I'd like to mention several new prospects we're pursuing. Last March, the governments of the UAE and Qatar created the Dolphin Project by signing a 25-year agreement calling for delivery of 2 billion cubic feet per day of natural gas from Qatar's North Field to markets in the UAE by installing a 210-mile sub-sea pipeline.

--------------------------------------------------------------------------------

Abu Dhabi - Dolphin Project

[map of Dolphin Project]                        o  Project start-up in
                                                   early 2005
                                                o  Partnership
                                                   -  UAE Offsets
                                                      Group - 51%
                                                   -  Total - 24.5%
                                                   -  New partner -
                                                      24.5%


                                                Short-Listed Companies
                                                ----------------------
                                                o  Occidental
                                                o  British Petroleum
                                                o  ExxonMobil
                                                o  Royal Dutch Shell
                                                o  Conoco

--------------------------------------------------------------------------------


     The $3.5 billion project is scheduled for start-up in early 2005. UAE officials have said that Dolphin will serve as a catalyst to stimulate the economies, not only of the UAE and Qatar, but the entire Arabian Gulf region. The project is being spearheaded by the UAE Offsets Group which was set up in 1992 with the charge of helping to diversify the UAE's economy and to reduce its dependence on oil.

     When Dolphin was unveiled in March 1999, the Offsets Group held a 51-percent interest while private partners Enron and Total each had 24.5-percent interests. With Enron's withdrawal from the project last May, the Offsets Group took steps to find a replacement.

     This attracted great attention from a large number of global oil and gas companies. Several months ago, we were pleased to have been selected as one of five companies - including BP, Exxon, Shell and Conoco - that were short-listed for the project.

     Technical meetings were held with the five companies in November and data rooms will be opened shortly. Recent published reports indicate that a new partner will be selected by early March.

--------------------------------------------------------------------------------

Libya

                                 [map of Libya]

--------------------------------------------------------------------------------


     Let me add a few words about Libya and Kuwait. Occidental's involvement with Libya dates from the mid-60s. In fact Occidental's early success in the international arena was due to its large Libyan oil discoveries. When the Reagan Administration imposed sanctions on the Libyan government in 1986, Occidental left the country but retained an interest in the assets we formerly operated. The Libyan government would like us to return, and we're prepared to do so when sanctions are lifted.

     Despite the US Senate's vote last year to extend the sanctions for another five years, I am encouraged to see both the US and Libyan governments engaged in constructive dialogue aimed at resolving all outstanding issues. I believe there are people of good will on both sides who are committed to normalizing relations between the two countries. When that day arrives, Occidental is prepared to move quickly. This will be a good development not only for our shareholders, but also for the people of Libya and the US.

--------------------------------------------------------------------------------

Kuwait

                                [map of Kuwait]

--------------------------------------------------------------------------------


     The much-anticipated opening of Kuwait's petroleum sector to foreign investment has been stalled in the Kuwaiti parliament. In the meantime, Occidental has received official approval to conduct business in Kuwait when parliament does act. We have a number of proposals to present to Kuwaiti officials when the opportunity arises.

--------------------------------------------------------------------------------

Occidental's Outlook

o  Middle East to play increasingly important role
o  Portfolio will continue to be dominated by large US assets
o  Asset mix provides balance & safety for investors
   -  Secure, competitive dividend
   -  Strong balance sheet

--------------------------------------------------------------------------------


     While we expect the Middle East to play an increasingly important role in our future plans, our portfolio will continue to be dominated by our large core assets in the US. Our asset mix provides balance and safety for investors. In addition, our secure dividend of one dollar per share is very competitive relative to our peers in the oil and gas industry and compares favorably with the average yield for large- and mid-cap companies on the S&P 500.

     Because of our increased financial strength and flexibility after restructuring, Occidental is in a much stronger position to capitalize on our fundamental strengths than we were four years ago. We used the strong energy environment to strengthen our balance sheet and improve our return on equity and capital employed.

--------------------------------------------------------------------------------

Occidental's Middle East Outlook

o  Middle East operational experience a cornerstone for growth
   -  New partnerships with Middle East nations
      o  Find new reserves with drill bit
      o  Enhance production in mature fields with technology
      o  Contribute to economic diversification
o  US-Middle East alliances will remain strong
o Occidental to be a long-term Middle East player

--------------------------------------------------------------------------------


     We're confident that our financial strength and discipline, and nearly four decades of operational experience in the Middle East, will serve as a cornerstone for growing our business in this hydrocarbon-rich region. At Occidental, we see a future characterized by long and mutually beneficial partnerships with leading oil producing nations of the Middle East. We're confident because we've done it before - not only in the Middle East, but also in other areas of the world.

     We've done it through the drill bit - by working with local and national oil companies to find and prove new reserves.

     We've done it by applying cutting edge technology to substantially enhance production in mature and declining fields.

     And we've done it by partnering with national oil companies to help their governments diversify their economies - by bringing new ideas, new resources, and new technologies to help them achieve their goals.

     We believe relations between the US and its Middle East allies will remain strong. The Middle East has been good for Occidental and for our shareholders. We fully expect to be a significant player in the Middle East for many years to come.

     Thank you.

--------------------------------------------------------------------------------

Occidental Petroleum Corporation

o Portions of this presentation are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations for oil, gas and chemicals; competitive pricing pressures; higher than expected costs including feedstocks; the supply/demand considerations for Occidental's products; any general economic recession domestically or internationally; and not successfully completing any expansion, capital expenditure or acquisition.
o The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves demonstrated by actual production or conclusive formation tests to be economically producible under existing economic and operating conditions. We use certain terms in this presentation, such as probable and possible reserves, that the SEC's guidelines strictly prohibit us from using in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K, available from us through the following toll-free number , 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com. You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

--------------------------------------------------------------------------------

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OCCIDENTAL PETROLEUM CORPORATION
                                       (Registrant)



DATE:    January 8, 2002      S. P. Dominick, Jr.
                              --------------------------------------------------
                              S. P. Dominick, Jr., Vice President and Controller
                              (Chief Accounting and Duly Authorized Officer)